Exhibit 13.2

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Accounting Officer acting as Chief Financial Officer of IMV Inc. certifies that, to the best of her knowledge and belief, the annual report on Form 20-F for the fiscal year ended December 31, 2022, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the annual report on Form 20-F for the fiscal year ended December 31, 2022 fairly presents, in all material respects, the financial condition and results of operations of IMV Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: March 16, 2023

/s/ Brittany Davison
Brittany Davison
Chief Accounting Officer
(principal financial officer)